Exhibit 99.1

 EPICEPT
CORPORATION


Contacts
EPICEPT CORPORATION                              FOR INVESTORS:
Robert W. Cook                                   LIPPERT/HEILSHORN & ASSOCIATES
(914) 606-3500                                   Kim Sutton Golodetz
rcook@epicept.com                                (212) 838-3777
                                                 kgolodetz@lhai.com, or
FOR MEDIA:
FEINSTEIN KEAN HEALTHCARE
Greg Kelley                                      Bruce Voss
(617) 577-8110 (310)                             691-7100
gregory.kelley@fkhealth.com                      bvoss@lhai.com


                EPICEPT ANNOUNCES RECEIPT OF NASDAQ DETERMINATION

TARRYTOWN, N.Y. - (MAY 9, 2008) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced that on May 7, 2008 it was notified by the Nasdaq Listing Qualifications Department that EpiCept has not regained compliance with the continued listing requirements of The Nasdaq Capital Market because the market value of EpiCept's listed securities fell below $35,000,000 for ten consecutive trading days (pursuant to Rule 4310(c)(3)(B) of the Nasdaq Marketplace Rules). As a result, its securities are subject to delisting from The Nasdaq Capital Market.

On April 8, 2008, EpiCept announced that the Nasdaq Listing Qualifications Department notified EpiCept on April 4, 2008 that it was not in compliance with the market value requirement. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(C), EpiCept was provided a period of 30 calendar days, or until May 5, 2008, to regain compliance.

EpiCept intends to request a hearing before a Nasdaq Listing Qualifications Panel to review this determination. EpiCept's securities will remain listed on The Nasdaq Capital Market pending the Panel's decision. EpiCept expects the hearing to be held in approximately 30 to 45 days and the Panel's decision to be announced within 30 to 45 days after the hearing. In the event EpiCept's securities are delisted from The Nasdaq Capital Market, EpiCept's securities may also be eligible to trade on the over-the-counter market.

ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of pain and cancer. The Company's broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization

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application for this compound is approaching a decision in Europe. In addition,
EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that the Company's securities may be delisted by the Nasdaq Capital Market and that any appeal of the delisting determination may not be successful, the risk that our appeal of the negative opinion regarding the MAA for Ceplene(R) will not be successful and that Ceplene(R) will not receive regulatory approval or marketing authorization in the EU, the risk that Ceplene(R), if approved, will not achieve significant commercial success, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Myriad's development of AzixaTM will not be successful, the risk that AzixaTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are


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urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

*Azixa is a registered trademark of Myriad Genetics, Inc.

EPCT-GEN


































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